UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

February 14, 2018

Date of Report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona		85008
(Address of principal executive offices)		(Zip Code)

(602) 244-6600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 §CRF 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) 2018 Cash Bonus Program for Certain Executive Officers — On February 14, 2018, the Compensation Committee (the “Committee”) of the Board of Directors of ON Semiconductor Corporation (the “Corporation”) determined specific parameters for incentive compensation under the Corporation’s 2018 cash incentive program (the “Bonus Program”).

Cash bonuses under the Bonus Program will include four performance components, with 60% of the bonus based on non-GAAP operating income, 20% of the bonus based on non-GAAP revenue, 5% of the bonus based on achievement of certain hiring and promotional goals designed to increase the racial and gender diversity of the Corporation’s employee population, and 15% of the bonus based on specified performance measures related to the organizational unit or department within the Corporation for which the award recipient has primary responsibility (the “Organizational Performance Metric”), except that the Organizational Performance Metric for Mr. Keith D. Jackson, President and Chief Executive Officer of the Corporation, Mr. Bernard Gutmann, Executive Vice President, Chief Financial Officer, and Treasurer of the Corporation, and Mr. Mamoon Rashid, Senior Vice President, Special Business Ventures, will be the average attainment of all Organizational Performance Metrics. Under the Bonus Program, attainment is capped at 200% and at 20% of non-GAAP net income. The specific Organizational Performance Metrics for each listed named executive officer other than Mr. Jackson, Mr. Gutmann, and Mr. Rashid are as follows: Mr. Schromm – non-GAAP gross margin (5%), delivery (5%), and quality (5%); Mr. Hall – non-GAAP operating income (10%) and non-GAAP gross margin (5%) for the Corporation’s Power Solutions Group.

Award opportunities under the Bonus Program (expressed as a percentage of the officer’s base salary) for each of the named executive officers has the threshold, target, and maximum amounts listed below. The Committee reviews these award opportunities from time-to-time.

Officer	Title	Award Opportunity
Keith D. Jackson	President and Chief Executive Officer	Threshold (0%) Target (150%) Maximum (300%)
Bernard Gutmann	Executive Vice President, Chief Financial Officer, and Treasurer	Threshold (0%) Target (85%) Maximum (170%)
William A. Schromm	Executive Vice President and Chief Operating Officer	Threshold (0%) Target (85%) Maximum (170%)
William M. Hall	Executive Vice President and General Manager, Power Solutions Group	Threshold (0%) Target (80%) Maximum (160%)
Mamoon Rashid	Senior Vice President, Special Business Ventures	Threshold (0%) Target (60%) Maximum (120%)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ON SEMICONDUCTOR CORPORATION (Registrant)

Date: February 16, 2018	By:	/s/ George H. Cave
	Name:	George H. Cave
	Title:	Executive Vice President, General Counsel, Chief Compliance & Ethics Officer, Chief Risk Officer, and Corporate Secretary

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